UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2007

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814)238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 4, 2007, Broadband Network Services, Inc. (“BNS”), a wholly owned subsidiary of C-COR Incorporated (the “Registrant”), entered into a definitive purchase agreement (the “Purchase Agreement”) with Source Broadband Services, LLC (“Source”). Pursuant to the Purchase Agreement, BNS will transfer certain customer contracts, assets, and contractual obligations as well as certain liabilities related to C-COR’s Outside Plant and Installation Services business to Source for cash consideration of $7 million. BNS will retain accounts receivable and accounts payable accruing prior to closing that relate to the Outside Plant and Installation Services business. David Levitan, the Chief Executive Officer of Source, served as the President, C-COR Network Services Business Unit until February 20, 2007. The transaction is subject to customary closing conditions and is expected to be completed within 45 days.

The Registrant issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
99.1	Press Release dated June 4, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

June 7, 2007	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary

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